Exhibit 99.1

RE/MAX HOLDINGS, INC. REPORTS SECOND QUARTER 2023 RESULTS

Total Revenue of $82.4 Million, Adjusted EBITDA of $26.6 Million

DENVER, Aug. 2, 2023 /PRNewswire/ --

Second Quarter 2023 Highlights
(Compared to second quarter 2022 unless otherwise noted)

  Total Revenue decreased 10.6% to $82.4 million
  Revenue excluding the Marketing Funds1 decreased 11.4% to $61.4 million, driven by negative 10.5% organic growth2 and adverse foreign currency movements of 0.9%
  Net income attributable to RE/MAX Holdings, Inc. of $2.0 million and earnings per diluted share (GAAP EPS) of $0.11
  Adjusted EBITDA3 decreased 24.2% to $26.6 million, Adjusted EBITDA margin3 of 32.3% and Adjusted earnings per diluted share (Adjusted EPS3) of $0.40
  Total agent count increased 0.4% to 144,510 agents
  U.S. and Canada combined agent count decreased 4.1% to 82,205 agents
  Total open Motto Mortgage franchises increased 17.5% to 235 offices4

Operating Statistics as of July 31, 2023
(Compared to July 31, 2022 unless otherwise noted)

  Total agent count increased 0.6% to 144,583 agents
  U.S. and Canada combined agent count decreased 4.1% to 81,983 agents
  Total open Motto Mortgage franchises increased 15.6% to 237 offices4

RE/MAX Holdings, Inc. (the "Company" or "RE/MAX Holdings") (NYSE: RMAX), parent company of RE/MAX, one of the world's leading franchisors of real estate brokerage services, and Motto Mortgage ("Motto"), the first-and-only national mortgage brokerage franchise brand in the U.S., today announced operating results for the quarter ended June 30, 2023.

"We were pleased to see continued RE/MAX agent count growth in Canada and our global regions during the second quarter. Despite industry headwinds, agent count in Canada has increased each month since February, and our overall international agent growth also accelerated in the second quarter," said Steve Joyce, RE/MAX Holdings Chief Executive Officer. "In the U.S., we remain focused on our growth initiatives, and we continue to build our related pipelines. The combination of higher interest rates and tight inventory has made for a challenging housing market and agent-recruiting-and-retention environment. On a positive note, the pace of our U.S. agent count losses slowed quarter over quarter – which is encouraging, given the market conditions."

Joyce continued: "On the mortgage side, wemlo is ramping up, and we continue to expand our Motto franchise sales operation. The addition of experienced personnel with in-depth franchise experience to our inside sales team is just one reason we are optimistic about increasing the pace of Motto franchise sales in the second half of 2023 and beyond.

Second Quarter 2023 Operating Results

Agent Count

The following table compares agent count as of June 30, 2023 and 2022:

	As of June 30,		Change
	2023	2022	#	%
U.S.	56,987	60,825	(3,838)	(6.3)
Canada	25,218	24,854	364	1.5
Subtotal	82,205	85,679	(3,474)	(4.1)
Outside the U.S. & Canada	62,305	58,260	4,045	6.9
Total	144,510	143,939	571	0.4

Revenue

RE/MAX Holdings generated revenue of $82.4 million in the second quarter of 2023, a decrease of $9.7 million, or 10.6%, compared to $92.2 million in the second quarter of 2022. Revenue excluding the Marketing Funds was $61.4 million in the second quarter of 2023, a decrease of $7.9 million, or 11.4%, versus the same period in 2022. The decrease in Revenue excluding the Marketing Funds was attributable to negative organic revenue growth of 10.5% and adverse foreign-currency movements of 0.9%. Organic growth decreased primarily due to lower broker fee revenue and a reduction in U.S. agent count, partially offset by growth in our mortgage segment.

Recurring revenue streams, which consist of continuing franchise fees and annual dues, decreased $2.5 million, or 5.7%, compared to the second quarter of 2022 and accounted for 66.3% of Revenue excluding the Marketing Funds in the second quarter of 2023 compared to 62.3% of Revenue excluding the Marketing Funds in the prior-year period.

Operating Expenses

Total operating expenses were $69.3 million for the second quarter of 2023, a decrease of $6.0 million, or 7.9%, compared to $75.3 million in the second quarter of 2022. Second quarter 2023 total operating expenses decreased primarily due to lower settlement and impairment charges, reduced Marketing Funds expenses, and lower depreciation and amortization expenses.

Selling, operating and administrative expenses were $40.2 million in the second quarter of 2023, a decrease of $0.6 million, or 1.4%, compared to the second quarter of 2022 and represented 65.5% of Revenue excluding the Marketing Funds, compared to 58.9% in the prior-year period. Second quarter 2023 selling, operating and administrative expenses decreased primarily due to changes in the fair value of the contingent consideration liabilities, lower legal fees, partially offset by higher bad debt expense, higher personnel expenses, and higher events-related expenses.

Net Income and GAAP EPS

Net income attributable to RE/MAX Holdings was $2.0 million for the second quarter of 2023 compared to $5.8 million for the second quarter of 2022. Reported basic and diluted GAAP earnings per share were each $0.11 for the second quarter of 2023 compared to basic and diluted GAAP earnings per share of $0.31 and $0.30, respectively, in the second quarter of 2022.

Adjusted EBITDA and Adjusted EPS

Adjusted EBITDA was $26.6 million for the second quarter of 2023, a decrease of $8.5 million, or 24.2%, compared to the second quarter of 2022. Second quarter 2023 Adjusted EBITDA decreased primarily due to lower Revenue excluding the Marketing Funds resulting from lower broker fee revenue and a decrease in U.S. agent count, in addition to increased bad debt expense. Adjusted EBITDA margin was 32.3% in the second quarter of 2023, compared to 38.1% in the second quarter of 2022.

Adjusted basic and diluted EPS were $0.41 and $0.40, respectively, for the second quarter of 2023 compared to Adjusted basic and diluted EPS of $0.68 each for the second quarter of 2022. The ownership structure used to calculate Adjusted basic and diluted EPS for the quarter ended June 30, 2023, assumes RE/MAX Holdings owned 100% of RMCO, LLC ("RMCO"). The weighted average ownership RE/MAX Holdings had in RMCO was 59.1% for the quarter ended June 30, 2023.

Balance Sheet

As of June 30, 2023, the Company had cash and cash equivalents of $96.8 million, a decrease of $11.9 million from December 31, 2022. As of June 30, 2023, the Company had $446.4 million of outstanding debt, net of an unamortized debt discount and issuance costs, compared to $448.3 million as of December 31, 2022.

Dividend

On August 1, 2023, the Company announced that its Board of Directors approved a quarterly cash dividend of $0.23 per share of Class A common stock. The quarterly dividend is payable on August 29, 2023, to shareholders of record at the close of business on August 15, 2023.

Share Repurchases and Retirement

As previously disclosed, in January 2022 the Company's Board of Directors authorized a common stock repurchase program of up to $100 million. During the three months ended June 30, 2023, the Company did not repurchase any shares. As of June 30, 2023, $62.5 million remained available under the share repurchase program.

Outlook

The Company's third quarter and full-year 2023 Outlook assumes no further currency movements, acquisitions, or divestitures.

For the third quarter of 2023, RE/MAX Holdings expects:

  Agent count to change 0.0% to 1.0% over third quarter 2022;
  Revenue in a range of $78.5 million to $83.5 million (including revenue from the Marketing Funds in a range of $20.0 million to $22.0 million); and
  Adjusted EBITDA in a range of $23.5 million to $26.5 million.

For the full year 2023, the Company is tightening its guidance ranges and expects:

  Agent count to change 0.0% to 1.0% over full year 2022, changed from -1.0% to 1.0%;
  Revenue in a range of $320.0 million to $332.0 million (including revenue from the Marketing Funds in a range of $82.5 million to $86.5 million), changed from $315.0 million to $335.0 million (including revenue from the Marketing Funds in a range of $83.5 million to $87.5 million); and
  Adjusted EBITDA in a range of $92.0 million to $98.0 million, changed from $95.0 million to $105.0 million.

Webcast and Conference Call

The Company will host a conference call for interested parties on Thursday, August 3, 2023, beginning at 8:30 a.m. Eastern Time. Interested parties can register in advance for the conference call using the link below:

https://conferencingportals.com/event/dBDfkybm

Interested parties also can access a live webcast through the Investor Relations section of the Company's website at http://investors.remaxholdings.com. Please dial-in or join the webcast 10 minutes before the start of the conference call. An archive of the webcast will be available on the Company's website for a limited time as well.

Basis of Presentation

Unless otherwise noted, the results presented in this press release are consolidated and exclude adjustments attributable to the non-controlling interest.

Footnotes:

1Revenue excluding the Marketing Funds is a non-GAAP measure of financial performance that differs from U.S. Generally Accepted Accounting Principles ("U.S. GAAP") and a reconciliation to the most directly comparable U.S. GAAP measure is as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue excluding the Marketing Funds:
Total revenue	$82,447	$92,172	$167,848	$183,176
Less: Marketing Funds fees	21,077	22,909	42,419	45,760
Revenue excluding the Marketing Funds	$61,370	$69,263	$125,429	$137,416

2The Company defines organic revenue growth as revenue growth from continuing operations excluding (i) revenue from Marketing Funds, (ii) revenue from acquisitions, and (iii) the impact of foreign currency movements. The Company defines revenue from acquisitions as the revenue generated from the date of an acquisition to its first anniversary (excluding Marketing Funds revenue related to acquisitions where applicable).

3Adjusted EBITDA, Adjusted EBITDA margin and Adjusted EPS are non-GAAP measures. These terms are defined at the end of this release. Please see Tables 5 and 6 appearing later in this release for reconciliations of these non-GAAP measures to the most directly comparable GAAP measures.

4Total open Motto Mortgage franchises includes only "bricks and mortar" offices with a unique physical address with rights granted by a full franchise agreement with Motto Franchising, LLC and excludes any "virtual" offices or BranchiseSM offices.

About RE/MAX Holdings, Inc.

RE/MAX Holdings, Inc. (NYSE: RMAX) is one of the world's leading franchisors in the real estate industry, franchising real estate brokerages globally under the RE/MAX® brand, and mortgage brokerages within the U.S. under the Motto® Mortgage brand. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. Now with more than 140,000 agents in over 9,000 offices and a presence in more than 110 countries and territories, nobody in the world sells more real estate than RE/MAX, as measured by total residential transaction sides. Dedicated to innovation and change in the real estate industry, RE/MAX launched Motto Franchising, LLC, a ground-breaking mortgage brokerage franchisor, in 2016. Motto Mortgage, the first-and-only national mortgage brokerage franchise brand in the U.S., has grown to over 225 offices across more than 40 states.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as "believe," "intend," "expect," "estimate," "plan," "outlook," "project," "anticipate," "may," "will," "would" and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to agent count; Motto open offices; franchise sales; revenue; operating expenses; the Company's outlook for the third quarter and full year 2023; non-GAAP financial measures; housing and mortgage market conditions; growth; the Company's focus on its growth initiatives and building related pipelines; ramping up of wemlo; expansion of the Motto franchise sales operation; and the Company's optimism about increasing the pace of Motto franchise sales in the second half of 2023 and beyond. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company's ability to attract and retain quality franchisees, (4) the Company's franchisees' ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company's ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (7) the Company's ability to implement its technology initiatives, (8) risks related to the Company's CEO transition, (9) fluctuations in foreign currency exchange rates, and (10) those risks and uncertainties described in the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission ("SEC") and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company's website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.

TABLE 1
RE/MAX Holdings, Inc.
Consolidated Statements of Income
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Continuing franchise fees	$32,101	$34,128	$64,177	$67,627
Annual dues	8,587	9,016	17,205	17,936
Broker fees	14,321	19,317	25,213	34,402
Marketing Funds fees	21,077	22,909	42,419	45,760
Franchise sales and other revenue	6,361	6,802	18,834	17,451
Total revenue	82,447	92,172	167,848	183,176
Operating expenses:
Selling, operating and administrative expenses	40,212	40,781	89,327	88,612
Marketing Funds expenses	21,077	22,909	42,419	45,760
Depreciation and amortization	8,008	9,113	16,041	18,098
Settlement and impairment charges	—	2,460	—	6,195
Total operating expenses	69,297	75,263	147,787	158,665
Operating income (loss)	13,150	16,909	20,061	24,511
Other expenses, net:
Interest expense	(8,840)	(4,032)	(17,085)	(7,683)
Interest income	1,141	159	2,145	178
Foreign currency transaction gains (losses)	215	(160)	258	20
Total other expenses, net	(7,484)	(4,033)	(14,682)	(7,485)
Income (loss) before provision for income taxes	5,666	12,876	5,379	17,026
Provision for income taxes	(2,422)	(2,601)	(2,814)	(3,806)
Net income (loss)	$3,244	$10,275	$2,565	$13,220
Less: net income (loss) attributable to non-controlling interest	1,234	4,446	1,226	5,940
Net income (loss) attributable to RE/MAX Holdings, Inc.	$2,010	$5,829	$1,339	$7,280

Net income (loss) attributable to RE/MAX Holdings, Inc. per share of Class A common stock
Basic	$0.11	$0.31	$0.07	$0.38
Diluted	$0.11	$0.30	$0.07	$0.38
Weighted average shares of Class A common stock outstanding
Basic	18,124,630	18,997,397	18,020,736	18,965,911
Diluted	18,387,669	19,153,349	18,152,256	19,182,477
Cash dividends declared per share of Class A common stock	$0.23	$0.23	$0.46	$0.46

TABLE 2
RE/MAX Holdings, Inc.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$96,757	$108,663
Restricted cash	17,679	29,465
Accounts and notes receivable, current portion, net of allowances	35,233	32,518
Income taxes receivable	1,595	2,138
Other current assets	15,713	20,178
Total current assets	166,977	192,962
Property and equipment, net of accumulated depreciation	8,768	9,793
Operating lease right of use assets	25,350	25,825
Franchise agreements, net	111,267	120,174
Other intangible assets, net	22,141	25,763
Goodwill	259,712	258,626
Deferred tax assets, net	51,930	51,441
Income taxes receivable, net of current portion	754	754
Other assets, net of current portion	8,121	9,896
Total assets	$655,020	$695,234
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,648	$6,165
Accrued liabilities	50,739	70,751
Income taxes payable	720	1,658
Deferred revenue	24,318	27,784
Current portion of debt	4,600	4,600
Current portion of payable pursuant to tax receivable agreements	1,642	1,642
Operating lease liabilities	7,542	7,068
Total current liabilities	93,209	119,668
Debt, net of current portion	441,846	443,720
Payable pursuant to tax receivable agreements, net of current portion	24,917	24,917
Deferred tax liabilities, net	12,399	13,113
Deferred revenue, net of current portion	17,595	18,287
Operating lease liabilities, net of current portion	35,525	37,989
Other liabilities, net of current portion	5,504	5,838
Total liabilities	630,995	663,532
Commitments and contingencies
Stockholders' equity:
Class A common stock, par value $.0001 per share, 180,000,000 shares authorized; 18,126,616 and 17,874,238 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	2	2
Class B common stock, par value $.0001 per share, 1,000 shares authorized; 1 share issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	542,412	535,566
Accumulated deficit	(65,298)	(53,999)
Accumulated other comprehensive income (deficit), net of tax	503	(395)
Total stockholders' equity attributable to RE/MAX Holdings, Inc.	477,619	481,174
Non-controlling interest	(453,594)	(449,472)
Total stockholders' equity	24,025	31,702
Total liabilities and stockholders' equity	$655,020	$695,234

TABLE 3
RE/MAX Holdings, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$2,565	$13,220
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	16,041	18,098
Equity-based compensation expense	9,159	10,172
Bad debt expense	3,532	396
Deferred income tax expense (benefit)	(1,017)	1,020
Fair value adjustments to contingent consideration	(99)	1,995
Impairment charge - leased assets	—	3,735
Loss on sale or disposition of assets, net	365	115
Non-cash lease benefit	(1,516)	(867)
Non-cash loss on lease termination	—	1,175
Non-cash debt charges	427	427
Other, net	(82)	149
Changes in operating assets and liabilities	(27,133)	(10,716)
Net cash provided by operating activities	2,242	38,919
Cash flows from investing activities:
Purchases of property, equipment and capitalization of software	(2,831)	(6,144)
Other	434	—
Net cash used in investing activities	(2,397)	(6,144)
Cash flows from financing activities:
Payments on debt	(2,300)	(2,300)
Distributions paid to non-controlling unitholders	(5,778)	(7,423)
Dividends and dividend equivalents paid to Class A common stockholders	(8,995)	(9,551)
Payments related to tax withholding for share-based compensation	(3,477)	(5,659)
Common shares repurchased	(3,408)	(11,866)
Payment of contingent consideration	(240)	(120)
Net cash used in financing activities	(24,198)	(36,919)
Effect of exchange rate changes on cash	661	(446)
Net decrease in cash, cash equivalents and restricted cash	(23,692)	(4,590)
Cash, cash equivalents and restricted cash, beginning of period	138,128	158,399
Cash, cash equivalents and restricted cash, end of period	$114,436	$153,809

TABLE 4
RE/MAX Holdings, Inc.
Agent Count
(Unaudited)

			As of
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022	2022	2021	2021	2021
Agent Count:
U.S.
Company-Owned Regions	50,011	50,340	51,491	52,804	53,415	53,338	53,946	54,578	48,025
Independent Regions	6,976	7,110	7,228	7,311	7,410	7,379	7,381	7,429	14,403
U.S. Total	56,987	57,450	58,719	60,115	60,825	60,717	61,327	62,007	62,428
Canada
Company-Owned Regions	20,354	20,172	20,228	20,174	20,098	19,751	19,596	19,207	6,387
Independent Regions	4,864	4,899	4,892	4,844	4,756	4,692	4,548	4,442	16,679
Canada Total	25,218	25,071	25,120	25,018	24,854	24,443	24,144	23,649	23,066
U.S. and Canada Total	82,205	82,521	83,839	85,133	85,679	85,160	85,471	85,656	85,494
Outside U.S. and Canada
Independent Regions	62,305	61,002	60,175	59,167	58,260	57,245	56,527	55,280	54,707
Outside U.S. and Canada Total	62,305	61,002	60,175	59,167	58,260	57,245	56,527	55,280	54,707
Total	144,510	143,523	144,014	144,300	143,939	142,405	141,998	140,936	140,201

TABLE 5
RE/MAX Holdings, Inc.
Adjusted EBITDA Reconciliation to Net Income
(In thousands, except percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss)	$3,244	$10,275	$2,565	$13,220
Depreciation and amortization	8,008	9,113	16,041	18,098
Interest expense	8,840	4,032	17,085	7,683
Interest income	(1,141)	(159)	(2,145)	(178)
Provision for income taxes	2,422	2,601	2,814	3,806
EBITDA	21,373	25,862	36,360	42,629
Impairment charge - leased assets (1)	—	—	—	3,735
Loss on lease termination (2)	—	2,460	—	2,460
Equity-based compensation expense	4,708	4,535	9,159	10,172
Acquisition-related expense (3)	64	328	101	1,585
Fair value adjustments to contingent consideration (4)	(95)	1,710	(99)	1,995
Restructuring charges	(72)	—	(33)	—
Other	666	236	1,076	1,035
Adjusted EBITDA (5)	$26,644	$35,131	$46,564	$63,611
Adjusted EBITDA Margin (5)	32.3%	38.1%	27.7%	34.7%

(1)	Represents the impairment recognized on a portion of the Company's corporate headquarters office building in the prior year.
(2)	During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease.
(3)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(4)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(5)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 6
RE/MAX Holdings, Inc.
Adjusted Net Income (Loss) and Adjusted Earnings per Share
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss)	$3,244	$10,275	$2,565	$13,220
Amortization of acquired intangible assets	5,773	6,565	11,531	12,734
Provision for income taxes	2,422	2,601	2,814	3,806
Add-backs:
Impairment charge - leased assets (1)	—	—	—	3,735
Loss on lease termination (2)	—	2,460	—	2,460
Equity-based compensation expense	4,708	4,535	9,159	10,172
Acquisition-related expense (3)	64	328	101	1,585
Fair value adjustments to contingent consideration (4)	(95)	1,710	(99)	1,995
Restructuring charges	(72)	—	(33)	—
Other	666	236	1,076	1,035
Adjusted pre-tax net income	16,710	28,710	27,114	50,742
Less: Provision for income taxes at 25% (5)	(4,178)	(7,178)	(6,779)	(12,686)
Adjusted net income (6)	$12,532	$21,532	$20,335	$38,056

Total basic pro forma shares outstanding	30,684,230	31,556,997	30,580,336	31,525,511
Total diluted pro forma shares outstanding	30,947,269	31,712,949	30,711,856	31,742,077

Adjusted net income basic earnings per share (6)	$0.41	$0.68	$0.66	$1.21
Adjusted net income diluted earnings per share (6)	$0.40	$0.68	$0.66	$1.20

(1)	Represents the impairment recognized on a portion of the Company's corporate headquarters office building in the prior year.
(2)	During the second quarter of 2022, a loss was recognized in connection with the termination of the booj office lease.
(3)	Acquisition-related expense includes personnel, legal, accounting, advisory and consulting fees incurred in connection with acquisition activities and integration of acquired companies.
(4)	Fair value adjustments to contingent consideration include amounts recognized for changes in the estimated fair value of the contingent consideration liabilities.
(5)

The long-term tax rate assumes the exchange of all outstanding non-controlling interest partnership units for Class A Common Stock that (a) removes the impact of unusual, non-recurring tax matters and (b) does not estimate the residual impacts to foreign taxes of additional step-ups in tax basis from an exchange because that is dependent on stock prices at the time of such exchange and the calculation is impracticable.

(6)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

TABLE 7
RE/MAX Holdings, Inc.
Pro Forma Shares Outstanding
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Total basic weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,124,630	18,997,397	18,020,736	18,965,911
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Total basic pro forma weighted average shares outstanding	30,684,230	31,556,997	30,580,336	31,525,511

Total diluted weighted average shares outstanding:
Weighted average shares of Class A common stock outstanding	18,124,630	18,997,397	18,020,736	18,965,911
Remaining equivalent weighted average shares of stock outstanding on a pro forma basis assuming RE/MAX Holdings owned 100% of RMCO	12,559,600	12,559,600	12,559,600	12,559,600
Dilutive effect of unvested restricted stock units (1)	263,039	155,952	131,520	216,566
Total diluted pro forma weighted average shares outstanding	30,947,269	31,712,949	30,711,856	31,742,077

(1)	In accordance with the treasury stock method.

TABLE 8
RE/MAX Holdings, Inc.
Adjusted Free Cash Flow & Unencumbered Cash
(Unaudited)

	Six Months Ended
	June 30,
	2023	2022
Cash flow from operations	$2,242	$38,919
Less: Purchases of property, equipment and capitalization of software	(2,831)	(6,144)
(Increases) decreases in restricted cash of the Marketing Funds (1)	11,786	(3,548)
Adjusted free cash flow (2)	11,197	29,227

Adjusted free cash flow (2)	11,197	29,227
Less: Tax/Other non-dividend distributions to RIHI	—	(1,645)
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	11,197	27,582

Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	11,197	27,582
Less: Debt principal payments	(2,300)	(2,300)
Unencumbered cash generated (2)	$8,897	$25,282

Summary
Cash flow from operations	$2,242	$38,919
Adjusted free cash flow (2)	$11,197	$29,227
Adjusted free cash flow after tax/non-dividend distributions to RIHI (2)	$11,197	$27,582
Unencumbered cash generated (2)	$8,897	$25,282

Adjusted EBITDA (2)	$46,564	$63,611
Adjusted free cash flow as % of Adjusted EBITDA (2)	24.0%	45.9%
Adjusted free cash flow less distributions to RIHI as % of Adjusted EBITDA (2)	24.0%	43.4%
Unencumbered cash generated as % of Adjusted EBITDA (2)	19.1%	39.7%

(1)

This line reflects any subsequent changes in the restricted cash balance (which under GAAP reflects as either (a) an increase or decrease in cash flow from operations or (b) an incremental amount of purchases of property and equipment and capitalization of developed software) so as to remove the impact of changes in restricted cash in determining adjusted free cash flow.

(2)	Non-GAAP measure. See the end of this press release for definitions of non-GAAP measures.

Non-GAAP Financial Measures

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of financial measures that are not in accordance with U.S. GAAP, such as revenue excluding the Marketing Funds, Adjusted EBITDA and the ratios related thereto, Adjusted net income, Adjusted basic and diluted earnings per share (Adjusted EPS) and adjusted free cash flow. These measures are derived on the basis of methodologies other than in accordance with U.S. GAAP.

Revenue excluding the Marketing Funds is calculated directly from our consolidated financial statements as Total revenue less Marketing Funds fees.

The Company defines Adjusted EBITDA as EBITDA (consolidated net income before depreciation and amortization, interest expense, interest income and the provision for income taxes, each of which is presented in the unaudited consolidated financial statements included earlier in this press release), adjusted for the impact of the following items that are either non-cash or that the Company does not consider representative of its ongoing operating performance: loss or gain on sale or disposition of assets and sublease, settlement and impairment charges, equity-based compensation expense, acquisition-related expense, gain on reduction in tax receivable agreement liability, expense or income related to changes in the estimated fair value measurement of contingent consideration, restructuring charges and other non-recurring items.

Because Adjusted EBITDA and Adjusted EBITDA margin omit certain non-cash items and other non-recurring cash charges or other items, the Company believes that each measure is less susceptible to variances that affect its operating performance resulting from depreciation, amortization and other non-cash and non-recurring cash charges or other items. The Company presents Adjusted EBITDA and the related Adjusted EBITDA margin because the Company believes they are useful as supplemental measures in evaluating the performance of its operating businesses and provides greater transparency into the Company's results of operations. The Company's management uses Adjusted EBITDA and Adjusted EBITDA margin as factors in evaluating the performance of the business.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analyzing the Company's results as reported under U.S. GAAP. Some of these limitations are:

  these measures do not reflect changes in, or cash requirements for, the Company's working capital needs;

  these measures do not reflect the Company's interest expense, or the cash requirements necessary to service interest or principal payments on its debt;

  these measures do not reflect the Company's income tax expense or the cash requirements to pay its taxes;

  these measures do not reflect the cash requirements to pay dividends to stockholders of the Company's Class A common stock and tax and other cash distributions to its non-controlling unitholders;

  these measures do not reflect the cash requirements pursuant to the tax receivable agreements;

  these measures do not reflect the cash requirements for share repurchases;

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often require replacement in the future, and these measures do not reflect any cash requirements for such replacements;

  although equity-based compensation is a non-cash charge, the issuance of equity-based awards may have a dilutive impact on earnings per share; and

  other companies may calculate these measures differently so similarly named measures may not be comparable.

The Company's Adjusted EBITDA guidance does not include certain charges and costs. The adjustments to EBITDA in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior quarters, such as gain on sale or disposition of assets and sublease and acquisition-related expense, among others. The exclusion of these charges and costs in future periods will have a significant impact on the Company's Adjusted EBITDA. The Company is not able to provide a reconciliation of the Company's non-GAAP financial guidance to the corresponding U.S. GAAP measures without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs.

Adjusted net income is calculated as Net income attributable to RE/MAX Holdings, assuming the full exchange of all outstanding non-controlling interests for shares of Class A common stock as of the beginning of the period (and the related increase to the provision for income taxes after such exchange), plus primarily non-cash items and other items that management does not consider to be useful in assessing the Company's operating performance (e.g., amortization of acquired intangible assets, gain on sale or disposition of assets and sub-lease, non-cash impairment charges, acquisition-related expense, restructuring charges and equity-based compensation expense).

Adjusted basic and diluted earnings per share (Adjusted EPS) are calculated as Adjusted net income (as defined above) divided by pro forma (assuming the full exchange of all outstanding non-controlling interests) basic and diluted weighted average shares, as applicable.

When used in conjunction with GAAP financial measures, Adjusted net income and Adjusted EPS are supplemental measures of operating performance that management believes are useful measures to evaluate the Company's performance relative to the performance of its competitors as well as performance period over period. By assuming the full exchange of all outstanding non-controlling interests, management believes these measures:

  facilitate comparisons with other companies that do not have a low effective tax rate driven by a non-controlling interest on a pass-through entity;

  facilitate period over period comparisons because they eliminate the effect of changes in Net income attributable to RE/MAX Holdings, Inc. driven by increases in its ownership of RMCO, LLC, which are unrelated to the Company's operating performance; and

  eliminate primarily non-cash and other items that management does not consider to be useful in assessing the Company's operating performance.

Adjusted free cash flow is calculated as cash flows from operations less capital expenditures and any changes in restricted cash of the Marketing Funds, all as reported under GAAP, and quantifies how much cash a company has to pursue opportunities that enhance shareholder value. The restricted cash of the Marketing Funds is limited in use for the benefit of franchisees and any impact to adjusted free cash flow is removed. The Company believes adjusted free cash flow is useful to investors as a supplemental measure as it calculates the cash flow available for working capital needs, re-investment opportunities, potential Independent Region and strategic acquisitions, dividend payments or other strategic uses of cash.

Adjusted free cash flow after tax and non-dividend distributions to RIHI is calculated as adjusted free cash flow less tax and other non-dividend distributions paid to RIHI (the non-controlling interest holder) to enable RIHI to satisfy its income tax obligations. Similar payments would be made by the Company directly to federal and state taxing authorities as a component of the Company's consolidated provision for income taxes if a full exchange of non-controlling interests occurred in the future. As a result and given the significance of the Company's ongoing tax and non-dividend distribution obligations to its non-controlling interest, adjusted free cash flow after tax and non-dividend distributions, when used in conjunction with GAAP financial measures, provides a meaningful view of cash flow available to the Company to pursue opportunities that enhance shareholder value.

Unencumbered cash generated is calculated as adjusted free cash flow after tax and non-dividend distributions to RIHI less quarterly debt principal payments less annual excess cash flow payment on debt, as applicable. Given the significance of the Company's excess cash flow payment on debt, when applicable, unencumbered cash generated, when used in conjunction with GAAP financial measures, provides a meaningful view of the cash flow available to the Company to pursue opportunities that enhance shareholder value after considering its debt service obligations.

CONTACT: Investor Contact: Andy Schulz, (303) 796-3287, aschulz@remax.com, Media Contact: Kimberly Golladay, (303) 224-4258, kgolladay@remax.com